Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1of China Rapid Finance Limited of our report dated February 21, 2017 relating to the financial statements which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 24, 2017

PricewaterhouseCoopers Zhong Tian LLP,11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com

China Rapid Finance Limited

5th Floor, Building D, BenQ Plaza, 207 Songhong Road, Changning District

Shanghai 200335, People’s Republic of China

April 24, 2017

Enclosed is our manually signed consent relating to the use in the Amendment No. 2 to the Registration Statement on Form F-1of our report dated February 21, 2017, relating to the financial statements of China Rapid Finance Limited (the “Company”). Also enclosed is our manually signed report.

Our manually signed consent and report serves to authorize the use of our name on our consent and report in the electronic filing of the Company’s Amendment No. 2 to the Registration Statement on Form F-1with the SEC.

Please provide us with an exact copy of the Amendment No. 2 to the Registration Statement on Form F-1as electronically filed with the SEC.

Very truly yours,

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP,11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com